Exhibit 99.1

June 15, 2012

Paul Arena

Hipcricket, Inc. and Augme Technologies, Inc.

350 7th Avenue, 2nd floor

New York, New York 10001

Dear Paul:

I hereby resign as Chief Operating Officer of Hipcricket, Inc, and Augme Technologies, Inc., (the “Company”), effective June 15, 2012.  My resignation is not because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.  I have decided to pursue other career opportunities and wish the Company the best of luck in its future endeavors.

Sincerely,

/s/ Eric Harber
Michael Eric Harber